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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-30847 of Electronic Processing, Inc. (now known as EPIQ Systems, Inc.) on Form S-8 of our report dated February 23, 2001, appearing in this Annual Report on Form 10-K of EPIQ Systems, Inc. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 26, 2001

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INDEPENDENT AUDITORS' CONSENT